Exhibit 99.1

Westrock Coffee Company Reports Second Quarter 2026 Results

and Reaffirms 2026 Outlook

LITTLE ROCK, Ark., August 6, 2026 (GLOBE NEWSWIRE) – Westrock Coffee Company (Nasdaq: WEST) (“Westrock Coffee” or the “Company”) today reported financial results for the second quarter ended June 30, 2026.

Second Quarter Highlights1

●	Consolidated Results
o	Net sales were $305.7 million, an increase of 8.8%
o	Gross profit was $37.7 million, a decrease of 8.8%
o	Net loss was $13.7 million, compared to a net loss of $21.6 million in the prior year period
o	Consolidated Adjusted EBITDA[2] was $21.3 million, up 38.9% compared to Consolidated Adjusted EBITDA of $15.3 million in the prior year period
o	Capital expenditures of $6.5 million, down from $20.5 million in the second quarter of 2025, continuing the structural shift in the Company’s capital intensity
●	Segment Results
o	Beverage Solutions
◾	Net sales were $243.9 million, an increase of 16.8%
◾	Segment Adjusted EBITDA[3] was $22.2 million, an increase of 12.7%
o	Sustainable Sourcing & Traceability
◾	Net sales were $61.8 million, a decrease of 14.2%
◾	Segment Adjusted EBITDA[3] was $2.0 million compared to $3.3 million for the prior year period

Commenting on our results, Scott T. Ford, CEO and Co-founder stated, "The second quarter was another strong quarter for Westrock Coffee.  It was the fifth consecutive quarter of year-over-year Consolidated Adjusted EBITDA growth, and we turned free cash flow positive ahead of our anticipated schedule.  With a robust customer and sales pipeline, de-leveraged balance sheet, and a platform that no longer requires capital but is generating cash, our momentum continues to build.”

Financial Outlook

The Company is reaffirming its 2026 guidance for Consolidated Adjusted EBITDA of $90.0 million to $100.0 million, which was provided in its earnings release dated March 10, 2026.

1 Unless otherwise indicated, all comparisons are to the prior year period.

2 Consolidated Adjusted EBITDA is a non-GAAP financial measure. The definition of Consolidated Adjusted EBITDA is included under the section titled “Non-GAAP Financial Measures” and a reconciliation of Consolidated Adjusted EBITDA to the most directly comparable GAAP measure is provided in the tables that accompany this release.

3 Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility.

Conference Call Details

Westrock Coffee will host a conference call and webcast at 4:30 p.m. ET today to discuss this release. To participate in the live earnings call and question and answer session, please register HERE and dial-in information will be provided directly to you. The live audio webcast will be accessible in the “Events and Presentations” section of the Company’s Investor Relations website at https://investors.westrockcoffee.com. An archived replay of the webcast will be available shortly after the live event has concluded and will be available for a minimum of 14 days.

About Westrock Coffee

Westrock Coffee is an integrated beverage solutions platform serving the world's largest brands across packaged coffee, tea, ready-to-drink coffee, energy, and functional beverage categories. With our global manufacturing and sourcing footprint, the Company formulates, manufactures, and packages beverages in cans, glass, multi-serve bottles, single-serve capsules, bulk extract, and concentrates, backed by a digitally traceable supply chain. With operations spanning 10 countries, Westrock partners with brands across retail, foodservice, convenience, CPG, and hospitality to bring beverage programs to market at scale.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, our 2026 financial outlook, the plans, objectives, expectations, and intentions of Westrock Coffee, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee as of the date hereof and Westrock Coffee is not under any duty to update any of the forward-looking statements after the date of this communication to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the management of Westrock Coffee as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor, or others, as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; our inability to secure an adequate supply of key raw materials, including green coffee and tea, or a disruption in our supply chain, including from tariffs or trade restrictions or global conflicts (including the ongoing conflicts in Europe, the Middle East and Latin America); risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee's business and the timing of expected business milestones; our inability to successfully commercialize customers at our Conway, Arkansas facility, and generate positive operating cash flows within the anticipated time frame; the effects of competition and industry consolidation on Westrock Coffee's business; the ability of Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in the future; Westrock Coffee’s future level of indebtedness, which may reduce funds available for other business purposes and reduce the Company’s operational flexibility; Westrock Coffee’s inability to comply with the financial covenants in our credit agreement; the risk that Westrock Coffee fails to attract, motivate or retain qualified personnel; the risk that Westrock Coffee fails to fully realize the potential benefits of acquisitions or joint ventures or has difficulty successfully integrating acquired companies; the loss of significant customers or delays in bringing their products to market; litigation or legal disputes, which could lead us to incur significant liabilities and costs or harm our reputation; the risk of incurring additional costs if Westrock Coffee no longer qualifies as an emerging growth company (as defined in the JOBS Act); and those factors discussed in Westrock Coffee’s Annual Report on Form 10-K, which was filed with the United States Securities and Exchange Commission (the “SEC”) on March 10, 2026, in Part I, Item 1A “Risk Factors” and other documents Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock Coffee does not presently know, or that Westrock Coffee currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock Coffee's expectations, plans, or forecasts of future events and views as of the date of this communication. Westrock Coffee anticipates that subsequent events and developments will cause Westrock Coffee's assessments to change. However, while Westrock Coffee may elect to update these forward-looking statements at some point in the future, Westrock Coffee specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock Coffee's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

PR@westrockcoffee.com

Investor Contact:

IR@westrockcoffee.com

Westrock Coffee Company

Condensed Consolidated Balance Sheets

(Unaudited)

(Thousands, except par value)	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$38,233	$49,875
Restricted cash	10,142	21,164
Accounts receivable, net of allowance for credit losses of $3,217 and $2,750, respectively	76,699	94,099
Inventories	167,522	199,802
Derivative assets	24,446	15,049
Prepaid expenses and other current assets	13,275	16,370
Total current assets	330,317	396,359

Property, plant and equipment, net	459,232	483,606
Goodwill	116,111	116,111
Intangible assets, net	103,268	107,141
Operating lease right-of-use assets	61,438	60,310
Other long-term assets	15,482	12,451
Total Assets	$1,085,848	$1,175,978

LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current maturities of long-term debt	$22,594	$19,281
Short-term debt	55,810	82,640
Accounts payable	68,185	91,175
Supply chain finance program	97,532	96,594
Derivative liabilities	7,440	28,600
Accrued expenses and other current liabilities	90,192	95,340
Total current liabilities	341,753	413,630

Long-term debt, net	365,466	356,788
Convertible notes payable - related party, net	64,839	64,754
Deferred income taxes	11,492	10,160
Operating lease liabilities	59,375	58,146
Other long-term liabilities	866	865
Total liabilities	843,791	904,343

Commitments and contingencies

Series A Convertible Preferred Shares, $0.01 par value, 24,000 shares authorized, 23,511 shares and 23,511 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively, $11.50 liquidation value	273,330	273,503

Shareholders' Equity (Deficit)
Preferred stock, $0.01 par value, 26,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 97,627 shares and 96,866 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	976	969
Additional paid-in-capital	547,073	544,567
Accumulated deficit	(556,560)	(534,370)
Accumulated other comprehensive income (loss)	(22,762)	(13,034)
Total shareholders' equity (deficit)	(31,273)	(1,868)

Total Liabilities, Convertible Preferred Shares and Shareholders' Equity (Deficit)	$1,085,848	$1,175,978

Westrock Coffee Company

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands, except per share data)	2026	2025	2026	2025
Net sales	$305,658	$280,859	$614,483	$494,655
Costs of sales	267,910	239,464	530,967	424,187
Gross profit	37,748	41,395	83,516	70,468

Selling, general and administrative expense	35,973	53,931	73,819	94,275
Transaction, restructuring and integration expense	3,168	2,477	6,836	4,268
Loss (gain) on disposal of property, plant and equipment	(43)	—	1,053	7
Total operating expenses	39,098	56,408	81,708	98,550
Income (loss) from operations	(1,350)	(15,013)	1,808	(28,082)

Other (income) expense
Interest expense	12,990	13,119	26,517	25,718
Other, net	(117)	(2,692)	(606)	(2,970)
Loss before income taxes and equity in earnings from unconsolidated entities	(14,223)	(25,440)	(24,103)	(50,830)
Income tax expense (benefit)	(400)	(370)	1,564	1,458
Equity in (earnings) loss from unconsolidated entities	(166)	(3,507)	(3,477)	(3,507)
Net loss	$(13,657)	$(21,563)	$(22,190)	$(48,781)
Amortization (accretion) of Series A Convertible Preferred Shares	87	86	173	172
Net loss attributable to common shareholders	$(13,570)	$(21,477)	$(22,017)	$(48,609)

(Loss) earnings per common share:
Basic	$(0.14)	$(0.23)	$(0.23)	$(0.51)
Diluted	$(0.14)	$(0.23)	$(0.23)	$(0.51)

Weighted-average number of shares outstanding:
Basic	97,579	94,661	97,298	94,480
Diluted	97,579	94,661	97,298	94,480

Westrock Coffee Company

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(Thousands)	2026	2025
Cash flows from operating activities:
Net loss	$(22,190)	$(48,781)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	33,668	26,771
Equity-based compensation	3,296	8,080
Provision for credit losses	716	(22)
Amortization of deferred financing fees included in interest expense	2,488	1,755
Write-off of unamortized deferred financing fees	168	137
Loss on disposal of property, plant and equipment	1,053	7
Gain on de-consolidation of Rwanda Trading Company	—	(2,291)
Mark-to-market adjustments	(4,517)	(3,514)
Foreign currency transactions	—	(141)
Deferred income tax expense (benefit)	1,316	1,458
Equity in (earnings) loss from unconsolidated entities	(3,477)	(3,507)
Other	522	769
Change in operating assets and liabilities:
Accounts receivable	8,720	12,154
Inventories	34,544	(43,345)
Derivative assets and liabilities	(38,038)	(8,388)
Prepaid expense and other assets	5,828	1,520
Accounts payable	(21,505)	10,931
Accrued liabilities and other	12,306	17,334
Net cash provided by (used in) operating activities	14,898	(29,073)
Cash flows from investing activities:
Additions to property, plant and equipment	(13,605)	(61,826)
Additions to intangible assets	(49)	(40)
Proceeds from sale of equity method investments and non-marketable securities	—	500
Acquisition of equity method investments and non-marketable securities, inclusive of cash contributed	—	(2,952)
Proceeds from sale of property, plant and equipment	361	316
Proceeds from deferred purchase price of sold trade receivables	7,964	—
Net cash used in investing activities	(5,329)	(64,002)
Cash flows from financing activities:
Payments on debt	(75,616)	(46,799)
Proceeds from debt	60,344	131,373
Payments on supply chain financing program	(96,804)	(79,847)
Proceeds from supply chain financing program	97,742	99,309
Payment of debt issuance costs	(1,736)	(2,354)
Net proceeds from (repayments of) repurchase agreements	(7,285)	9,769
Net change in unremitted cash collections from servicing factored receivables	(7,918)	—
Payment for taxes for net share settlement of equity awards	(956)	(1,564)
Net cash (used in) provided by financing activities	(32,229)	109,887
Effect of exchange rate changes on cash	(4)	(52)
Net increase (decrease) in cash and cash equivalents and restricted cash	(22,664)	16,760
Cash and cash equivalents and restricted cash at beginning of period	71,039	35,564
Cash and cash equivalents and restricted cash at end of period	$48,375	$52,324

The total cash and cash equivalents and restricted cash at June 30, 2026 and 2025 is as follows:

(Thousands)	June 30, 2026	June 30, 2025
Cash and cash equivalents	$38,233	$43,956
Restricted cash	10,142	8,368
Total	$48,375	$52,324

Westrock Coffee Company

Summary of Segment Results

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands)	2026	2025	2026	2025
Beverage Solutions
Net sales	$243,870	$208,814	$483,192	$372,893
Segment Adjusted EBITDA[1]	22,167	19,670	45,441	29,253

Sustainable Sourcing & Traceability
Net sales[2]	$61,788	$72,045	$131,291	$121,762
Segment Adjusted EBITDA[1]	1,959	3,315	8,419	5,243

1 - Segment Adjusted EBITDA is a segment performance measure, which is required by U.S. GAAP to be disclosed in accordance with FASB Accounting Standards Codification 280, Segment Reporting. Segment Adjusted EBITDA is defined consistently with Consolidated Adjusted EBITDA, except that it excludes scale-up costs related to our Conway Facility. Refer to the Notes to Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information regarding our segments and a reconciliation of Segment Adjusted EBITDA to loss before income taxes and equity in earnings from unconsolidated entities.

2 - Net of intersegment revenues.

Westrock Coffee Company

Calculation of Beverage Solutions Credit Agreement Secured Net Leverage Ratio

(Unaudited)

(Thousands, except leverage ratio)	Trailing Twelve-Months
Beverage Solutions Segment Adjusted EBITDA	$84,669
Permissible credit agreement adjustments(1)	8,505
Trailing Twelve-Months Credit Agreement Adjusted EBITDA	$93,174

End of period:
Term loan facility	$138,906
Delayed draw term loan facility	43,438
Revolving credit facility	165,000
Letters of credit outstanding	1,980
Secured debt	349,324
Beverage Solutions unrestricted cash and cash equivalents	(36,177)
Secured net debt	$313,147

Beverage Solutions Credit Agreement secured net leverage ratio	3.36x

1 – Consists primarily of pro forma run-rate impact of cost savings initiatives, as permitted by the Credit Agreement.

The Company is required to maintain compliance with, among other things, a secured net leverage ratio under the terms of its credit agreement (the “Credit Agreement”) among the Company, Westrock Beverage Solutions, LLC, as the borrower, Wells Fargo Bank, N.A., as administrative agent, collateral agent, and swingline lender, Wells Fargo Securities, LLC, as sustainability structuring agent, and each issuing bank and lender party thereto. The secured net leverage ratio is calculated as secured net debt divided by Adjusted EBITDA for the trailing twelve-month period, each as defined in the Credit Agreement, and is applicable only to our Beverage Solutions segment.

Management believes that our secured net leverage ratio provides useful information to investors and other users of our financial data regarding the Company’s compliance with its material financial covenants. Failure to comply with the covenants in the Credit Agreement or make payments when due could result in an event of default, which, if not cured or waived, could accelerate our repayment obligations under the Credit Agreement and could result in a default and acceleration under other agreements containing cross-default provisions. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations. As of the date of this press release, the Company is in compliance with its financial covenants.

Westrock Coffee Company

Reconciliation of Net (Loss) Income to Non-GAAP Consolidated Adjusted EBITDA

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Thousands)	2026	2025	2026	2025
Net loss	$(13,657)	$(21,563)	$(22,190)	$(48,781)
Interest expense	12,990	13,119	26,517	25,718
Income tax expense (benefit)	(400)	(370)	1,564	1,458
Depreciation and amortization	17,104	15,016	33,668	26,771
EBITDA	16,037	6,202	39,559	5,166
Transaction, restructuring and integration expense	3,168	2,477	6,836	4,268
Equity-based compensation	1,565	4,750	3,296	8,080
Conway extract and ready-to-drink facility pre-production costs	49	9,072	327	13,520
Mark-to-market adjustments	565	(1,441)	(4,517)	(3,514)
Loss on disposal of property, plant and equipment	(43)	—	1,053	7
Other	(44)	(5,722)	711	(3,966)
Consolidated Adjusted EBITDA	$21,297	$15,338	$47,265	$23,561

Non-GAAP Financial Measures

We refer to EBITDA and Consolidated Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Consolidated Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. The Company believes that providing these non-GAAP financial measures helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Consolidated Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of transaction, restructuring and integration related costs, impairment charges, non-cash mark-to-market adjustments, certain non-capitalizable costs necessary to place the Conway facility into commercial production, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Consolidated Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis.

Since EBITDA and Consolidated Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net (loss) income determined in accordance with GAAP. Further, our computations of EBITDA and Consolidated Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Consolidated Adjusted EBITDA differently than we do.